Exhibit 16.1

April 2, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re:  Tremor Video, Inc.

Commissioners:

We have read the statements made by Tremor Video, Inc. in this registration statement on Form S-1 pursuant to Item 304(a)(1) of Regulation S-K (copy attached).  We agree with the statements concerning our Firm in such Form S-1.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017

T: (646) 471 3000, F: (813) 286 6000, www.pwc.com/us

Attachment

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On April 2, 2012, our Board of Directors dismissed PricewaterhouseCoopers LLP as our independent registered public accounting firm and approved the appointment of Ernst & Young LLP as our independent registered public accounting firm commencing with work to be performed in relation to our audit for the year ended December 31, 2011.

PricewaterhouseCoopers LLP’s reports on our financial statements for each of the years ended December 31, 2009 and 2010 (not presented herein) did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended December 31, 2010 and 2011 and the interim period through April 2, 2012, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference to such disagreements in their reports on our financial statements for such years. In addition, during the years ended December 31, 2010 and 2011 and the interim period through April 2, 2012, there were no reportable events of the type listed in paragraphs (A) through (D) of Item 304 (a)(1)(v) of Regulation S-K.

We have provided PricewaterhouseCoopers LLP with a copy of the foregoing disclosure and have requested that PricewaterhouseCoopers LLP furnish us with a letter addressed to the SEC stating whether or not PricewaterhouseCoopers LLP agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of the letter from PricewaterhouseCoopers LLP is filed as an exhibit to the registration statement of which this prospectus is a part.

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